           [*] DESIGNATES MATERIAL FOR WHICH CONFIDENTIAL TREATMENT
            HAS BEEN REQUESTED, WHICH MATERIAL HAS BEEN SEPARATELY
              FILED WITH THE SECURITIES AND EXCHANGE COMMISION.



                                                                EXHIBIT 10.118


                                  RELEASE AND
                              SETTLEMENT AGREEMENT

        This Release and Settlement Agreement ("Agreement") is entered into between AT&T Corp. ("AT&T") and MIDCOM Communications Inc. ("MIDCOM" or "Customer").

                                   Recitals

        WHEREAS, Customer currently subscribes to AT&T long distance service under Contract Tariff 969 ("CT 969"), which comprises Distributed Network Service ("DNS") and Software Defined Network ("SDN") service under DNS account number 019-051-0025-001 and 019-051-0060-001; SDN account numbers 80004889053,
80160234367, 80160659845, 80007135249, 80007178587, 80005760147, 80011401850,
80160849586, 8001175462, 80011420751, 80011420744, 80013144698, 80161554813,
80008642532, 80010794024, 88800010519, 80014112314, 80010020834, 80010020826,
506-905-2972-672, 506-905-2973-673, 506-901-2405-274, 506-901-2340-453; as well as 800 service under identification numbers 003541, 003542, 003543, 001745, 001701, 002965, 002986 and 003118 (the "Former Service") and



        WHEREAS a dispute has arisen concerning[*] ("Payment Dispute"); and



        WHEREAS a dispute has arisen concerning[*] (the "AT&T Dispute"); and




        WHEREAS a dispute has arisen concerning Customer's commitment under CT 969 ("CT 969 Dispute"); and


        WHEREAS, Customer and AT&T desire to fully and finally settle and resolve the Payment Dispute, the AT&T Disputes and the CT 969 Dispute and to make provision for the resolutions of the Existing Disputes, and to thereby avoid the time and expense of litigation;


                    AT&T/MIDCOM Confidential and Proprietary

                THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

        1.  New Agreement

            AT&T will file revisions to CT 969, in the form attached to this Agreement as Attachment A. On the date such revisions become effective, and without any further action being required, Customer's subscription to CT 969 will be discontinued without liability, according to the revised terms of CT 969, in conjunction with Customer's order for service under a separate Carrier Agreement between AT&T and Customer (the "New Service"). If, however, such Carrier Agreement is not effective as of the date the revisions to CT 969 become effective, the Customer's subscription to CT 969 will not be discontinued without liability until the effective date of the Carrier Agreement.

        2.  Payments to AT&T

            (a) AT&T and Customer agree that as of September 30, 1996, Customer has paid the total amount owed to AT&T for charges billed through and including July 1, 1996. (b) Customer will pay AT&T $3.8 million within 30 days after Customer announces quarterly gross revenues in excess of $75 million or upon completion of a Change in Control. For purposes of this Agreement, a Change in Control occurs if, (1) as a result of a tender offer, fifty percent (50%) or more of the outstanding shares of common stock of MIDCOM is acquired by another person or entity, or (2) the shareholders of MIDCOM approve a merger involving the conversion or exchange of fifty percent (50%) or more of the outstanding shares of common stock of MIDCOM into other securities, cash or property (or any combination thereof).

        3.  Existing Disputes


            AT&T and Customer acknowledge that bona fide billing disputes exist between the parties in the amount of $1,117,247.00 as described in Attachment B to this Agreement ("the Existing Disputes").


        4.  Arbitration

            With respect to the Existing Disputes, Customer or AT&T shall have the right to commence an arbitration proceeding. The party choosing arbitration shall submit the dispute(s) to the Center for Public Resources ("CPR"). The arbitration shall be held in Chicago, Illinois and shall be conducted under the then-current rules and supervision of the CPR. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 16, will govern the arbitrability of all claims. The arbitral decision and award shall be binding and judgment on the award may be entered in any

                    AT&T/MIDCOM Confidential and Proprietary court of competent jurisdiction. The arbitration will be conducted by a single arbitrator who is knowledgeable in business information, commercial matters or the telecommunications field, as applicable, except that either party may require that the arbitration be conducted by a tribunal of three such arbitrators by providing Notice of such a demand to the other party before a single arbitrator is selected. The arbitrator(s) may not limit, expand or otherwise modify the terms of this agreement and will not have authority to award damages to either party beyond the limitations of liability provided in this Agreement.

            The arbitrator may not expand the amount sought regarding the applicable dispute beyond that specified in Section 3. The parties, their representatives, other participants and the arbitrator shall hold the existence, content and result of the arbitration in confidence. Each party shall bear its own costs and expenses if arbitration occurs.

        5.  Transfer of Obligations

            The outstanding Customer obligations, not otherwise extinguished under this Agreement, which have arisen or which may arise under the Former Service shall be transferred to the New Service at such time as the New Service Agreement is effective. Such obligations include all tariffed charges provided that there are not shortfall or termination charges associated with CT 969 at the time of termination of CT 969.

        6.  Releases

            The following releases are effective as of the initial service date of the Carrier Agreement for the New Service:

            (a) Customer, on behalf of itself and its employees, agents, shareholders, officers, subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees ("Customer Releasors"), hereby discharges and releases AT&T and its past and present employees, agents, shareholders, officers, subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees ("AT&T Releasees"), from any and all rights, claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies or liabilities, at law or in equity, known or unknown, matured or unmatured, foreseeable or unforeseeable, which Customer Releasors now have or ever had against AT&T Releasees up to the date of this Agreement relating to CT 969 or the resale of AT&T long distance telecommunications services,

                    AT&T/MIDCOM Confidential and Proprietary except Customer retains its rights with respect to the Existing Disputes described in Section 3 of this Agreement.

        (b) AT&T, on behalf of itself and its employees, agents, shareholders, officers, subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees ("AT&T Releasors"), hereby discharges and releases Customer and its past and present employees, agents, shareholders, officers, subsidiaries, predecessors, affiliates, parent corporations, if any, joint venturers, successors and assigns, heirs, executors, administrators and trustees ("Customer Releases"), from any and all rights, claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies or liabilities, at law or in equity, known or unknown, matured or unmatured, foreseeable or unforeseeable, which AT&T Releasors now have or ever had against Customer Releasees up to the date of this Agreement relating to its CT 969 service and Customer's resale of AT&T long distance telecommunications services, except AT&T retains its rights with respect to the Existing Disputes described in Section 3 of this Agreement, and with respect to the payments to be made as provided in section 2(b) of this Agreement.

    7.  Entire Agreement

        This Agreement (including any exhibits and CT 969) is the sole, only, entire and complete agreement of the parties relating in any way to the subject matter hereof. No statements, promises or representations have been made by any party to any party, or are relied upon, and no consideration has been or is offered, promised, expected or held out, other than as stated in this Agreement. There are no oral or written collateral agreements. All prior discussions and negotiations regarding the dispute have been, and are, merged and integrated into, and are superseded by, this Agreement.

    8.  Breach of Agreement

        Except as provided for in Section 4, in the event that either party is in breach of any material obligation hereunder, the other party, at its option and without prior Notice to the breaching party, may commence an action against such breaching party in any court of competent jurisdiction to enforce the terms and obligations identified in this Agreement.

    9.  Ownership of Claim

        The parties hereto warrant that they have not assigned or transferred, in any manner, to any person or entity, any right

                  AT&T/MIDCOM Confidential and Proprietary or interest to which they may be entitled regarding the dispute between the parties. Each party warrants and represents to the other party that it is the owner and holder of all rights concerning the claim that is the subject of this Agreement.

        10. No Admission of Liability

            This Agreement, the contents thereof or its execution shall not be construed as any admission of liability by either party.

        11. Legal Counsel

            Each of the parties represents that in the execution of this Agreement, and the negotiations leading thereto, it had the opportunity to consult legal counsel of its own selection. Prior to the execution of this Agreement by each party, the party's attorney reviewed this Agreement, made any desired changes and advised to the party with respect to making the settlement and release provided herein and of executing this Agreement.

        12. Applicable Law

            This Agreement shall be construed in accordance with and be governed by the internal laws of the State of New York in effect as of the date of execution, without regard to the principles of conflicts of law thereof.

        13. Enforcement of Agreement

            Except as provided in Section 4, if any action at law or in equity, including an action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to all of its ordinary and necessary costs in prosecuting or defending said action, including reasonable attorneys' fees, which may be set by the court in which the action for enforcement if brought, or in a separate action for that purpose, in addition to any other relief to which the prevailing party may be entitled.

        14. Miscellaneous

            (a) The delay or failure of a party to exercise any right, power or privilege hereunder or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on any subsequent occasion unless clear and express notice thereof in writing is provided.

                   AT&T/MIDCOM Confidential and Proprietary

                (b) If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect, except that non-occurrence of the conditions specified in paragraph 2(a) herein shall completely void this Agreement in accordance with the terms thereof.

        15. Confidentiality

                The parties agree to use their best efforts to keep both the fact of and the consideration for this Agreement confidential and agree not to disclose it to others unless required to do so by legal process issued by a Court or regulatory agency of competent jurisdiction. If asked about the dispute, each party shall respond only that the dispute has been resolved to its satisfaction. MIDCOM may disclose the existence of this Agreement and may describe, generally, its payment obligations to AT&T under the terms of this Agreement as necessary to comply with State or Federal rules or regulations.

        16. Notices

                All notices hereunder shall be in writing and shall be deemed to have been given pursuant to the following schedule:

                        Overnight Courier - business day following mail;

                        Telefax - business day of transmission if sent before
                                  2 p.m. recipient's time;

                        Personal Delivery - business day of delivery;

                        Mail - postage prepaid, third business day
                               following date of mailing (date of postmark);

                        Certified Mail - three days following date of postmark


                TO: MIDCOM Communications Inc.
                    Attention: President
                    1600 MIDCOM Tower
                    1111 Third Avenue
                    Seattle, Washington 98101

                    AT&T/MIDCOM Confidential and Proprietary

                        WITH COPY TO:

                            MIDCOM Communications Inc.
                            Attn: General Counsel
                            1600 MIDCOM Tower
                            1111 Third Avenue
                            Seattle, Washington  98101

                        TO: AT&T CORP.
                            Attn: Michael Oyster
                            Division Manager
                            Room 14D13
                            Bridgewater, New Jersey  08807

                        WITH COPY TO:

                            AT&T CORP.
                            Richard R. Meade, Esq.
                            Room 3250H3
                            295 North Maple Avenue
                            Basking Ridge, New Jersey  07920

   17.  Amendments

        Any amendments, modifications or supplements to this Agreement shall be valid only if all such amendments, modifications, or supplements are in writing and are signed by an authorized representative of all parties.

   18.  Waiver

        No waiver of any covenant, condition or limitation herein contained shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar. The failure or neglect of either party on any occasion to enforce any provision of this Agreement shall not restrain or limit such party from enforcing such provisions upon any other occasion or occasions if such party elects to do so, and no written waiver of any breach of this Agreement shall be deemed to be a continuing waiver of such breach unless so expressly stated. Any waiver shall be null and void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.

   19.  Assignment

        This Agreement is not assignable by any party.

                    AT&T/MIDCOM Confidential and Proprietary

        20.     Captions/References

                The captions in this Agreement are inserted solely for the purpose of facilitating easy reference and shall not be construed in any way as part of this Agreement, or as altering the provisions of this Agreement. References herein to Articles, Sections, Schedules or Exhibits are, unless otherwise stated, references to the specified Article, Section, Schedule or Exhibit hereof or hereto.

        21.     Multiple Originals

                This Agreement is intended to have multiple executed originals. The parties agree that each executed original is as valid and binding as any other executed original.

                IN WITNESS whereof, the parties have affixed their signatures effective as of the date first above written.


AT&T Corp.                              MIDCOM Communications Inc.

By: /s/ L. I. ZINGALE                    By: /s/ WILLIAM H. OBERLIN
   -------------------------------         ---------------------------------
   (Signature)                             (Signature)

       Lance Zingale                            William H. Oberlin
   -------------------------------         ----------------------------------
   (Name)                                  (Name)

   Specialized Mkts. V.P.                 President & CEO
   -------------------------------        ------------------------------------
   (Title)                                (Title)

   10/31/96                               10/31/96
   -------------------------------        ------------------------------------
   (Date Executed)                        (Date Executed)

                    AT&T/MIDCOM Confidential and Proprietary

Description: Ex-10.118

                                                                ATTACHMENT A
                                                         TO AT&T RELEASE AND
                                                        SETTLEMENT AGREEMENT



                               CARRIER AGREEMENT
                                    BETWEEN
                   MIDCOM COMMUNICATIONS INC. AND AT&T CORP.



               [Filed as Exhibit 10.119 to Amendment No. 2 to the
                 Company's Registration Statement on Form S-1,
                              File No. 333-14427]

Description: Ex-10.118
                                                                ATTACHMENT B
                                                         TO AT&T RELEASE AND
                                                        SETTLEMENT AGREEMENT


                          AT&T / MIDCOM Communications
                  Summary of Amounts Owed From MIDCOM to AT&T


Outstanding Amount Per Letter of Intent        $ 8,174,386

Mathematical Error on Financial Overview        (1,897,270)

Additional Invoices for June Usage Excluded
        From the Amount Specified on the
        Letter of Intent                           360,473

Disputes Per the Financial Overview              1,069,708
                                               -----------

Gross Amount Per AT&T                            7,707,295

EBO Credits Applied to Stand Alone
        Accounts That MIDCOM Did
        NOT Receive Magnetic Media                (684,109)

EBO Credits Applied To 3,542 Customers
        That MIDCOM Did NOT Receive
        Timely Agings Nor Sufficient Time
        To Perform Collection Efforts             (138,349)

New Dispute For Stand Alone Accounts That
        MIDCOM Did NOT Receive
        Magnetic Media                             (46,450)

Tax Disputes                                      (144,544)

Dispute For Old Traffic (received odrs approx.
        1 year after call was made)               (103,795)
                                               -----------

Net Amount Owed By MIDCOM To AT&T For
        Usage Through 6/30/96                  $ 6,590,048
                                               ===========